For Period ended 07/31/02                                           All Series
File Number 811-2429

Sub-Item 77Q1(f):  Exhibits
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KPMG

     112 East Pecan, Suite 2400                          Telephone 210 227 9272
     San Antonio, TX 78205-1585                                Fax 210 224 0126
                                                                   210 227 4707


September 24, 2002

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for USAA Mutual Fund, Inc. (the Company) and, under the date of September 7, 2001, we reported on the separate financial statements of each of the thirteen funds comprising the Trust as of and for the year ended July 31, 2001. On May 29, 2002 our appointment as accountants was terminated. We have read the Trust's statements included under
Item 77K of its Form N-SAR for the period ended July 31, 2002, and we agree with such statements.

Very truly yours,

/s/ KPMG LLP








[graphic] KPMG LLP, KPMG LLP, a U.S. limited liability partnership, is a member of KPMG International, a Swiss association.